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                                                                    EXHIBIT 99.2

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                        CONSENT OF NEEDHAM & COMPANY, LLC

      We hereby consent to the use of our opinion letter dated March 30, 2006 to the Board of Directors of EPIX Pharmaceuticals, Inc. ("EPIX") attached as Annex C to the Joint Proxy Statement/Prospectus constituting a part of EPIX's Registration Statement on Form S-4 relating to the merger of Predix Pharmaceuticals Holdings, Inc. with and into a wholly-owned subsidiary of EPIX and to the references to our firm in such Joint Proxy Statement/Prospectus under the headings "SUMMARY OF THE JOINT PROXY STATEMENT/PROSPECTUS - Fairness Opinion Received by EPIX," "THE MERGER - Background of the Merger," "THE MERGER - EPIX's Reasons for the Merger," and "THE MERGER - Opinion of EPIX's Financial Advisor."

      In giving this consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder (the "Securities Act") and we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act.

                                    /s/ David S. Schechner
                                    Managing Director
                                    Needham & Company, LLC



April 24, 2006

NEEDHAM & COMPANY, LLC
1 Post Office Square
Suite 1900
Boston, MA  02109